UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________

FORM 8-K
________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 2, 2022
____________
R1 RCM Inc.
(Exact Name of Registrant as Specified in Charter)
 ____________

Delaware	001-41428	87-4340782
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

434 W. Ascension Way	84123
6th Floor
Murray
Utah
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (312) 324-7820

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	RCM	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement

On August 2, 2022, R1 RCM Inc. (the “Company”) and Sutter Health, a California nonprofit public benefit corporation (“Sutter”), entered into a Director Nomination Agreement (the “Agreement”), pursuant to which Sutter may nominate one individual (the “Sutter Designee”) to the Company’s board of directors (the “Board”), subject to approval of the Board and TCP-ASC ACHI Series LLLP, a limited liability limited partnership (“TCP-ASC”), until the termination of the Master Services Agreement, dated as of June 1, 2022, by and between the Company and Sutter (the “MSA”).

Under the terms of the Agreement, the Sutter Designee may be the Chief Financial Officer of Sutter or an individual who is “independent” under the Nasdaq listing rules and otherwise meets the Board’s criteria for director nominees. The Agreement further requires that the Company take all corporate action necessary to increase the size of its Board (if necessary) and appoint the Sutter Designee to fill the resulting vacancy and recommend that its shareholders vote to elect the Sutter Designee to the Board. In addition, the Company is required to use its best efforts to cause the Sutter Designee to be elected or appointed to the Board. After appointment, the Company will, at any annual or special meeting of shareholders at which directors are to be elected, subject to the MSA continuing to be in effect, nominate the Sutter Designee for election to the Board and use all commercially reasonable efforts to cause the Sutter Designee to be elected as a director of the Board. In the event of the death, disability, resignation or removal of the Sutter Designee, the Board will promptly elect to the Board a replacement director designated by Sutter, subject to the MSA continuing to be in effect and the satisfaction of the requirements set forth in the Agreement.

The Agreement provides that the Sutter Designee is entitled to receive compensation, benefits, reimbursement, indemnification, and insurance coverage similar to those received by the other directors of the Company, provided, that if the Sutter Designee is the Chief Financial Officer of Sutter, such compensation and other benefits will be similar to those received by directors nominated by TCP-ASC who are not “independent.”

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 10.1, and incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits

(d)	Exhibit Number	Description
	10.1	Director Nomination Agreement, dated as of August 2, 2022, by and between R1 RCM Inc. and Sutter Health
	104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R1 RCM INC.

Date: August 8, 2022

By: /s/ Rachel Wilson
Name: Rachel Wilson
Title: Chief Financial Officer